Exhibit (p)(ii)

Code of Ethics

AIG Asset Management (U.S.), LLC

Original Issue Date:	2009

Approver:	Joseph Guarino

Owner:	AIG Asset Management U.S. Compliance

Contact Person:	Iris Clay

Policy Number:	10.8.034

Last Revision Date:	August 30, 2009

Next Review Date:	August 30, 2009

Version:	1-10

I.	Introduction

AMG and its Access Persons are permitted to make donations to charities and attend events for the benefit of a charitable organization. An Access Person must be careful to avoid making donations that might be viewed as attempting to entice an institution or individual to become a client of AMG, remain a client of AMG, or influence a decision for the benefit of AMG.

II.	Policy Statement

It is the policy of AMG that Charitable Contributions not only meet the provisions of this policy, but do not rise to the level of the appearance of impropriety.

Prior to making a donation on behalf of AMG, the Access Person must receive approval from their direct supervisor and the Compliance Department. The Compliance Department will review the proposed donation for evidence of impropriety, and, if found to be acceptable, will approve. Any solicitations of donations by either a current or prospective client where it is implied that a donation is expected must be reported immediately to the Chief Compliance Officer.

An Access Person may not make donations on behalf of AMG with either a corporate credit card or personal funds and expect that it will be reimbursed by the Firm. All donations must be made with either AMG or an affiliate’s corporate funds.

III.	Operating Procedures

The AMG Access Person requesting the charitable payment (donation, sponsorship, attendance at an event benefiting a charity, etc.) must submit to his/her manager a written request containing the name of the organization, the proposed dollar amount and link to the organization’s website (if available). If approved by the manager or other designated department approver, the request will be forwarded to Compliance for final approval. As part of its review process, Compliance may require the employee to submit a memorandum further describing the proposed contribution, its rationale and the organization’s relationship to AMG.

Code of Ethics

AIG Asset Management (U.S.), LLC

Once all approvals have been received, the employee must submit the approved request to the Finance and Controllers group for payment. Payment may not be made with a corporate credit card or an employee’s personal funds.

The Compliance Department maintains records evidencing review and approval/rejection of donation requests.

IV.	Associated Policies

•	Code of Conduct

•	Gifts and Entertainment Policy

•	Expense Policies Guidebook

V.	Governing Regulatory Statute

•	Foreign Corrupt Practices Act

VI.	Books and Records Requirement

•	Foreign Corrupt Practices Act

•	SEC Rule 17a-4

Code of Ethics

AIG Asset Management (U.S.), LLC

Original Issue Date:	2009

Approver:	Joseph Guarino

Owner:	AIG Asset Management U.S. Compliance

Contact Person:	Iris Clay

Business Sign Off:	Monika Machon

Policy Number:	10.8.035

Last Revision Date:	August 30, 2009

Next Review Date:	August 30, 2009

Version:	1 - 10

I.	Introduction

AIG Asset Management (U.S.), LLC (“AMG”) (also referred to as the Adviser) believes that the investment and business activities of its Access Persons (Refer to Appendix A – Definitions) should not be categorically prohibited or discouraged. Nonetheless, the nature of the Adviser’s fiduciary obligations requires some restrictions on Access Persons’ activities, both in their individual capacity and in their capacity as employees, and the activities of their respective Household Members.

Access Persons are agents of the Adviser. In managing assets for the Adviser’s Clients, Access Persons have a fiduciary responsibility to treat the Adviser’s Clients fairly. This duty requires a course of conduct, consistent with other statutory obligations, that seeks to be prudent and in the Client’s best interest.

This Code of Ethics (the “Code”) is intended to address three fundamental principles that guide the personal investment activities of Access Persons in a manner that is consistent with their fiduciary duties:

(1)	Place the interests of the Adviser’s Clients first. As fiduciaries, Access Persons must avoid serving personal interests ahead of the interests of the Adviser’s Clients.

(2)	Avoid taking inappropriate advantage of one’s position as an Access Person.

(3)	Conduct personal investing activities in such a way as to avoid even the appearance of a conflict of interest with investment activities undertaken for the Adviser’s Clients.

The Code of Ethics consists of the following policies:

•	Personal Securities Transactions

Code of Ethics

AIG Asset Management (U.S.), LLC

•	Gifts and Entertainment

•	Outside Business Activities

•	Charitable Contributions & Events Policy

•	Political Contributions

•	Use and Misuse of Nonpublic Information

•	Policy on Information Barriers

II.	Policy Statement

Compliance with this Code and the Federal Securities Laws is a condition of employment. A violation of this Code may be cause for disciplinary action by the Adviser, including termination of employment. Other disciplinary actions may include warnings and periods of “probation” during which all personal investment activities (except for specifically approved liquidation of current positions) are prohibited.

Any transactions that appear to indicate a pattern of abuse of an Access Person’s fiduciary duties to the Adviser’s Clients will be subject to scrutiny regardless of technical compliance with the Code.

In addition to this Code, Access Persons are subject to policies and procedures which have been created by or on behalf of American International Group, Inc. (“AIG”), including but not limited to the AIG Code of Conduct.

Access Persons are required to report any violations of this Code to the Chief Compliance Officer (or his/her designee). Access Persons will not face retaliation if he/she reports violations of this Code. Retaliation itself constitutes a violation of this Code.

1. Certificate of Compliance

Access Persons will receive a copy of this Code and any amendments as they are made. New hires are required to certify that they have reviewed a copy of the Code. In addition, employees must make an annual Certification within 30 days of year-end using Protegent PTA, the Adviser’s Code of Ethics/personal securities investing application.

2. Board Approval

The directors of the Adviser and the directors of each Fund advised or sub-advised by AIGAM are required to make a determination that this Code contains provisions reasonably necessary to prevent Access Persons from violating the anti-fraud provisions of Rule 17j-1 under the Company Act.

A majority of a Fund’s board, including a majority of the Fund’s independent directors, is required to:

a)	approve the Code when the Fund initially engages the Adviser, and

Code of Ethics

AIG Asset Management (U.S.), LLC

b)	approve any subsequent material changes to the Code within six months of the change.

3. Fiduciary Duties

A. Fraudulent Practices

If an Access Person purchases or sells, directly or indirectly, a Security or commodity which is held or is to be acquired by an Advisory Client, the Access Person may not:

(1) employ any device, scheme or artifice to defraud an Advisory Client;

(2) make any untrue statement of a material fact or omit to state to an Advisory Client, a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3) engage in any act, practice or course of business which would operate as a fraud or deceit upon an Advisory Client; or

(4) engage in any manipulative practice with respect to such Advisory Client.

B. Dispensing Information

Access Persons must obtain prior written approval from the Compliance Department before dispensing any reports, recommendations or other information concerning Securities holdings or Securities transactions for Advisory Clients to anyone, other than the Clients themselves. No approval is needed if such persons have a business need for this information as a part of their normal duties and activities. Access Persons may disclose this information if:

(1) there is a public report containing the same information;

(2) the information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between the Adviser and their Advisory Clients; or

(3) the information is reported to directors or trustees of Advisory Clients or to administrators or other fiduciaries of Advisory Clients and if these persons receive the information in the course of carrying out their fiduciary duties.

Note: The above does not apply to certain information that is required to be dispensed by registered investment companies.

4. Confidentiality

In carrying out business activities, Access Persons often learn confidential or proprietary information about AIG, its customers, suppliers and/or third parties. Access Persons must maintain the confidentiality of all information entrusted to them, except where disclosure is authorized or legally required.

Code of Ethics

AIG Asset Management (U.S.), LLC

III.	Associated Policies

•	Personal Securities Transactions

•	Gifts and Entertainment

•	Outside Business Activities

•	Charitable Contributions & Events Policy

•	Use and Misuse of Nonpublic Information

•	Policy on Information Barriers

IV.	Governing Regulatory Statute

•	Rule 17j-1 of the Investment Company Act of 1940

•	Rule 204A-1 of the Investment Advisers Act of 1940

•	Rule 204-2 of the Investment Advisers Act of 1940

Code of Ethics

AIG Asset Management (U.S.), LLC

V.	Books and Records Requirement

•	Rule 204-2 of the Investment Advisers Act of 1940

Code of Ethics

AIG Asset Management (U.S.), LLC

APPENDIX A - DEFINITIONS

Access Person: For the purpose of this Code, all employees of AMG advisers listed in Appendix B (collectively, the “Adviser”) are Access Persons. This includes staff members who have responsibilities for investment-related activities within affiliated companies of AIG.

Note: For purposes of this Code, a prohibition or requirement applicable to any Access Person applies also to transactions in Securities for any account for which the Access Person or a Household Member has control and/or a Beneficial Ownership.

Advisory Client: An entity that has signed an agreement with the Adviser for the provision of discretionary or non-discretionary investment management services.

Beneficial Ownership: A direct or indirect Pecuniary Interest in the accounts and/or Securities that an Access Person has or shares.

Note: Access Persons should consult the Compliance Department if in doubt as to whether he/she has Beneficial Ownership.

Closed End Fund: Type of fund that has a fixed number of shares usually listed on a major stock exchange. Unlike open-ended mutual funds, closed end funds do not issue and redeem shares on a continuous basis.

Disinterested Director/Non-Employee Investment Committee Personnel: A director of any Fund managed by the Adviser who is not in the position to influence the operations of an Advisory Client. Disinterested Directors are currently not subject to the requirements of this Code.

Entertainment: An event where a business contact, counterparty or vendor is present with the employee and where business matters can be discussed.

Exchange Traded Funds (ETF): In general, fund that tracks an index, but can be traded like a stock. Unlike traditional mutual funds, shares of an ETF may be purchased and redeemed directly from the ETF only in large blocks (typically 50,000 shares or more). Investors can do just about anything with an ETF that they can do with a normal stock, such as short selling. Because ETFs are traded on stock exchanges, they can be bought and sold at any time during the day (unlike most mutual funds).

Fund: Registered open-end and closed-end investment companies or commingled vehicles advised or sub-advised by the Adviser.

Gift: Anything of value that is received and/or offered from/to a business contact, vendor or counterparty.

Household Member: A member of an Access Person’s family and/or legal dependent that shares the same residence as the Access Person.

Code of Ethics

AIG Asset Management (U.S.), LLC

Investment Personnel: Any employee entrusted with the direct responsibility and authority, either alone or as part of a co-manager team or group, to make investment decisions affecting an Advisory Client’s investment plans and interests, as well as other personnel, such as research analysts, trading personnel, individuals who provide information or advice to portfolio managers and those individuals who execute portfolio manager decisions.

Pecuniary Interest: The opportunity to profit directly or indirectly or share in any profit.

Private Placement: The sale of a security in a private offering in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Protegent PTA: A web based application used by Access Persons to submit the forms, reports and certifications required by this Code. Access Persons must, whenever possible, use Protegent PTA to comply with the reporting requirements of this Code. However, in cases where an Access Person does not have access to the system, the Access Person must receive written approval from the Compliance Department prior to submitting any required forms, reports or certifications manually.

Securities: Any note, stock (including ADRs, EDRs, and GDRs), treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription transferable share, investment contract, voting-trust certificate, futures contracts and options traded on a commodities exchange, including: currency futures; fractional undivided interest in oil, gas, or other mineral rights; any put, call, straddle, option or privilege on any security or on any group or index of Securities (including any interest therein or based on the value thereof); or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or; in general, any interest or instrument commonly known as a security or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

For the purposes of the Code, commodities are not considered Securities. Nonetheless, futures and options on any group or index of Securities are considered Securities.

Code of Ethics

AIG Asset Management (U.S.), LLC

APPENDIX B - LIST OF ADVISERS

•	AIG Asset Management (U.S.), LLC

•	AIG Investments (Europe)

Code of Ethics

AIG Asset Management (U.S.), LLC

Original Issue Date:	2009

Approver:	Joseph Guarino

Owner:	AIG Asset Management U.S. Compliance

Contact Person:	Iris Clay

Policy Number:	10.8.036

Last Revision Date:	August 30, 2009

Next Review Date:	August 30, 2010

Version:	1 - 10

I.	Introduction

Gifts and Entertainment present an opportunity for conflicts of interests for investment advisers. Accordingly, it is best practice to monitor the offer and receipt of Gifts and/or Entertainment. In all matters related to Gifts or Entertainment, it is the responsibility of the Access Person to exercise good judgment. Offering and/or accepting Gifts and Entertainment is permissible provided there is a valid business purpose, the expenses incurred are ordinary and appropriate and the Gifts or Entertainment falls within this policy, the AIG Code of Conduct and all relevant laws and regulations.

II.	Policy Statement

It the policy of AMG that Gifts and Entertainment not only meet the provisions of this policy, but do not raise to the level of the appearance of impropriety.

1.

Giving Gifts: Access Persons giving Gifts to prospective or existing clients must submit a Gifts and Entertainment Form on Protegent PTA for all Gifts within 30 days of giving the Gift.[1] Access Persons may not provide Gifts to a prospective or existing client exceeding $100 in aggregate in any calendar year. Any exception to the $100 limit must be approved in writing by the Access Person’s supervising Managing Director in advance of giving the Gift. Access Persons are prohibited from providing gifts valued at more than $150.

2.	Receiving Gifts: All Gifts received must be reported via the Gifts and Entertainment Form on Protegent PTA within 30 days of the date of receipt of such Gift. In addition, Gifts valued at more than $100 must be approved by the Access Person’s supervising Managing Director. All Gifts in excess of $100 received by Access Persons may be accepted, but must be shared among the department receiving the Gift. Where such a Gift cannot be reasonably shared

[1]

Reporting requirements do not apply to gifts of de minimis value (e.g. pens, notepads or modest desk ornaments) or to promotional items valued at less than $20 that display the firm’s logo (e.g. umbrellas, tote bags or shirts).

Code of Ethics

AIG Asset Management (U.S.), LLC

amongst employees (as in the case of an item of clothing), the Gift may be accepted and subsequently donated to charity. This includes, among other things, gratuities and Gifts received by Access Persons for speaking engagements. Refer to the AIG Code of Conduct for further information.

An Access Person may not offer or receive cash or a cash equivalent (i.e., gift certificates) in any amount.

An Access Person may not solicit a Gift from any counterpart, business contact or vendor.

3.	Entertainment Given: An Access Person must disclose any Entertainment provided to a client and/or prospective client using the Adviser’s employee reimbursement system. The Compliance Department will periodically monitor these reports.

Any entertainment given that costs in excess of $150 (per person, per event) must be approved by a supervising Managing Director and reported through PTA.

4.	Entertainment Received: Access Persons must obtain prior written approval from a supervising Managing Director before accepting entertainment in excess of $150 (per person, per event). In addition, Access Persons must report through the PTA system all Entertainment received.

Entertainment includes but is not limited to: Meals, cocktails, outings (e.g. golf, theater tickets, sporting events) and Holiday parties when the third party provider is in attendance.

In the event that Entertainment is not pre-planned, or occurs at the time of client or other meetings, reporting into PTA and disclosure to your manager should occur as soon as possible and should only be accepted if you reasonably believe your accepting the Entertainment will not create the appearance that the Entertainment is intended to influence or reward the receipt of business, or otherwise affect an employee’s decision-making.

Entertainment received from a Contact equal to or less than $150 may be accepted without approval as long as it is not frequent in nature (more than once a month per Contact). All entertainment received, including items valued at less than $150, must be reported in the PTA system.

In addition to this policy, Access Persons must also comply with the AIG Code of Conduct’s policy on Gifts and Entertainment and AIG’s Travel and Entertainment Policy.

III.	Associated Policies

•	AIG, Inc. Code of Conduct

Code of Ethics

AIG Asset Management (U.S.), LLC

•	Personal Securities Transactions

•	Outside Business Activities

•	Political Contributions

•	Use and Misuse of Nonpublic Information

•	Policy on Information Barriers

IV.	V. Books and Records Requirement

•	Section 204 of the Investment Advisers Act of 1940

Code of Ethics

AIG Asset Management (U.S.), LLC

Gifts and Entertainment Matrix

		PTA Reporting Required	Managing Director Approval Required
Gifts Given[2]	Less than or equal to $100	Yes	No
	Greater than $100	Yes	Yes
	Greater than $150	Not permitted

Gifts Received[6]	Less than or equal to $100	Yes	No
	Greater than $100	Yes	Yes
	Greater than $150	Not permitted

Entertainment Given	Less than or equal to $150	No	No
	Greater than $150	Yes	Yes

Entertainment Received	Less than or equal to $150	Yes	No
	Greater than $150	Yes	Yes

[2]	Employees that are registered representatives of AIG Equity Sales Corp. may not offer or receive gifts in excess of $100.

Code of Ethics

AIG Asset Management (U.S.), LLC

Original Issue Date:	2009

Approver:	Joseph Guarino

Owner:	AIG Asset Management U.S. Compliance

Contact Person:	Iris Clay

Policy Number:	10.8.037

Last Revision Date:	August 24, 2009

Next Review Date:	August 31, 2010

Version:	1 - 10

I.	Introduction

From time to time employees on the private side of the business may have a business need to interact with their colleagues on the public side of the business. During the course of their businesses, employees on the private side of the business will most likely come into possession of information that may not be shared with their colleagues on the public side of the business. To that end, the private side business would need to safeguard the dissemination of any information deemed to be private, and privileged within their group.

II.	Policy Statement

To ensure that AMG’s public side trading desks are not deemed to be in possession of any material, nonpublic information received by its employees through the Adviser’s private side activities, and to further ensure that nonpublic information received by certain private side groups are not deemed to be received by the other private side groups, AIG Asset Management (U.S.), LLC (“AMG”) has established four permanent Information Barriers: one between its public side and its private side, and one between each of the three private side groups listed below.

1. Private Side. The following business groups are deemed to be on the private side for purposes of this Code:

(a) Global Real Estate Group

(b) Private Fixed Income Groups (comprising Private Placements and Commercial Mortgage Lending)

2. Public Side. The following business groups are deemed to be on the public side for purposes of this Code:

(a) Global Fixed Income Group (other than the Private Placements and Commercial Mortgage Lending)

Code of Ethics

AIG Asset Management (U.S.), LLC

3. Groups Not Deemed to be on One Side of any Information Barrier. All other departments within AMG (Finance, Compliance, Global Investment Services, Human Resources and Legal) are not deemed to be on one side of a barrier because they are not directly involved in investment decisions.

4. Employees Deemed to be “Over the Barrier”. Certain senior employees are deemed to be “over the barrier” with respect to one or more Information Barriers because they supervise employees on both sides of that Information Barrier. These employees shall receive special “over-the-barrier” training on an annual basis by Compliance. Compliance will maintain a list of employees deemed to be over the barrier.

5. Communications Defined. For the purpose of this policy, a communication can be a conversation, an email, a memo, a research report or any other expression of an employees opinion about the value of a security. A “cross-barrier communication” is a communication between an employee on one side of an Information Barrier and an employee on the other side of that same barrier (for example, communications between an employee on the public side and an employee in the Private Placement group).

6. Cross-Barrier Communications Generally. Employees are permitted to have cross-barrier communications regarding (a) investments generally, which communications do not relate to any specific issuer (e.g., industry related investment communications) and (b) communications which are issuer specific, but which involve only public information.

Employees on the private side of the Information Barrier are prohibited from communicating nonpublic information (including impressions or information derived from nonpublic information) regarding an issuer to any employee on the public side of the Information Barrier unless the communication is monitored by Compliance and the public side has agreed to receive the information prior to the information being communicated.

Similarly, employees in any of the three private side groups are prohibited from communicating nonpublic information (including impressions or information derived from nonpublic information) regarding an issuer to any employee in another private side group unless Compliance is informed of the communication and the recipient of the information has agreed to receive the information prior to it being communicated. Compliance shall make any revisions to the Watch List that may be required as a result of the communication.

7. Cross-Barrier Participation on Certain Investment Committees. From time to time, the various fixed income investment committees have determined that it would be desirable to include in their deliberations investment professionals who normally operate on the opposite side of an Information Barrier, in order to benefit from these professionals’ general industry expertise. Specifically, there is currently participation (i) by certain public side fixed income investment professionals in meetings of the Commercial Mortgage Lending (“CML”) Investment Committee and (ii) by private side fixed income investment professionals in public side fixed income investment committees.

Code of Ethics

AIG Asset Management (U.S.), LLC

(a)	Public side professionals are permitted to receive CML Investment Committee materials and attend CML Investment Committee meetings, subject to assuming the risks that such participation could cause the public side to become restricted in issuers discussed. Because of the nature of the relevant CML investments and the nature of the information discussed, such risks are expected to be limited. In addition, the operating procedures outlined below seek to mitigate any such risk.

(b)	Private side professionals are permitted to receive public side investment committee materials and attend public side investment committee meetings, subject to the operating procedures described below.

8. Clean Desk Policy. AMG operates pursuant to a Clean Desk Policy. All client documentation, passwords, and confidential or sensitive information must be locked away at the end of each day. Managers and the Compliance Department must periodically review employee workspaces to confirm that confidential or sensitive information is appropriately secured.

9. Operating Procedures. In order to ensure the continued integrity of the Information Barriers, all Access Persons are required to comply with the following operating procedures:

(a)	Employees are responsible for knowing their department’s status within the Information Barrier policy.

(b)	Employees are prohibited from communicating nonpublic information (including impressions or information derived from nonpublic information) about a specific issuer of public Securities during a cross-barrier communication, unless Compliance is monitoring the communication, and the recipient has expressly agreed to receive nonpublic information prior to the communication. As a result, among other things, information flow between the public groups and the private groups will most often be one-directional (from public to private).

While not all transactions originating on the private side necessarily involve nonpublic information, it should nevertheless be assumed that all groups on the private side possess nonpublic information with respect to investments that that particular group has made or is considering.

Note that nonpublic information may or may not be material, and even material information may be material for only a limited time. When in doubt, Legal and Compliance personnel should be consulted. All parties should understand that cross-barrier communication of nonpublic information will preclude subsequent trading activity by the recipient of the information if the information is deemed to be material.

Code of Ethics

AIG Asset Management (U.S.), LLC

(c)	Compliance shall monitor cross-barrier communications relating to an issuer of public Securities when any private side group is in possession of nonpublic information relating to such issuer. The purpose of the monitoring is to document whether material, nonpublic information has crossed an Information Barrier. Compliance shall document whether material, nonpublic information has crossed any Information Barrier and keep a log of all such cross-barrier communications.

(d)	Employees must report to Compliance all circumstances when nonpublic information (or information or impressions formed in whole or part from nonpublic information) relating to an issuer of public Securities is communicated across any Information Barrier.

(e)	In the event that material, nonpublic information about an issuer of public Securities crosses any Information Barrier (including impressions or information derived from material, nonpublic information), Compliance shall place the name of the issuer on the Restricted List.

(f)	Prior to each CML Investment Committee meeting, CML will provide a list of borrower principals to the transactions to be discussed to Compliance, which will determine the extent, if any, to which the public side owns Securities issued by the principals. If it is determined that the public side does own such Securities, the public side investment professionals should consider recusing themselves to eliminate the potential for becoming restricted in the relevant issuer.

(i) The public side professional must notify Compliance immediately if information contained in investment committee materials or discussed in the investment committee meeting relates to (in each case whether at the time of the investment committee meeting or subsequent to that meeting): (A) Securities owned or being considered by the public side; or (B) real property or financings that are underlying assets of any REIT, CMBS or similar investment in which the public side is invested or is considering an investment.

(ii) Upon notification of any event described in (i), Legal and Compliance will make a determination as to whether the information is both nonpublic and material to an existing or potential investment on the public side, and if so, will place the relevant issuer on the Restricted List.

(iii) Compliance will maintain a log of any actions taken in response to any event described in (i), including the outcome of the materiality analysis.

(g)	Not later than two (2) business days prior to a public investment committee meeting on which a private side professional is proposed to attend, the meeting agenda, including a listing of all issuers reflected in the materials and all issuers to be discussed at the meeting, must be sent to Compliance (attn: Iris Clay).

Code of Ethics

AIG Asset Management (U.S.), LLC

(i) Compliance will review the agenda and determine if any of the listed issuers (A) appears on any Watch List, (B) is an issuer of Securities that are owned by the Private Placement Group or the Alternatives Group, (C) is a borrower under any loan in which Commercial Mortgage Lending or the Bank Loan Group is a lender or participant or (D) provided nonpublic information to the private side in connection with an investment that was not ultimately made.

(ii) If any portion of (i) is found to be true, or if any private side participant independently determines that the private side possesses nonpublic information (“NPI”) with respect to an issuer to be reviewed, then (A) all private side professionals will recuse themselves from participating in any discussions concerning the relevant issuer and/or investment or (B) Legal and Compliance will make a determination regarding whether the private side is in possession of material NPI, and if so, then the private side professionals will recuse themselves from participating in any discussions concerning the relevant issuer and/or investment.

(iii) Compliance will maintain a log of any determinations in respect of, and actions taken in response to, an event described in (ii), including the recusal of private side professionals from all or any portion of an investment committee meeting.

(h)	Members of the AMG Legal and Compliance Department are available to discuss whether nonpublic information possessed by the private side relating to an issuer of public Securities is material, and to discuss what information should or should not be shared during a cross-barrier communication in order to keep another group from being inadvertently restricted in an issuer.

III.	The Adviser Watch List and the Adviser Restricted List

1. The Adviser Watch List is a highly confidential list of issuers of registered or 144A securities about which the Adviser may have received or may expect to receive material, nonpublic information. The contents of the Watch List and any related restrictions imposed by the Legal & Compliance Department are extremely confidential therefore access to the Watch List is very limited.

(a)	Placement of Securities On/Off the Adviser Watch List. A Security normally will be placed on the Watch List when the Adviser has received or expects to receive material, nonpublic information concerning that Security or its issuer. This usually occurs when the Adviser is involved in an assignment or transaction that has not been publicly announced or when the Adviser otherwise determines that there is a need to monitor the trading activity in such Security.

Code of Ethics

AIG Asset Management (U.S.), LLC

A Security will be removed from the Watch List at the request of the person who initiated placement on the list, usually when the Adviser’s involvement in the transaction relating to the Security has ended. Securities also may be removed from the Watch List when they are moved to the Adviser’s Restricted List.

(b)	Implementation and Monitoring. The person who initially places a security on the Watch List is responsible for notifying the Compliance Department when it should be removed. The Compliance Department maintains the Watch List. In addition, the Compliance Department monitors trading activity in any Adviser Watch List Security on a periodic basis. The Watch List does not prohibit trading in either a Clients’ account or the personal account of Access Persons.

2. The Adviser Restricted List is a confidential list of Securities that are subject to restrictions in trading. Restrictions apply to trading for Advisory Clients, proprietary accounts, and trading for employee and related accounts. Securities on the Restricted List are to be kept confidential and are not to be disclosed to anyone outside of AIG.

(a)	Placement of Securities On/Off the Adviser Restricted List. The placement of a Security on the Restricted List generally restricts all trading in the Security or its issuer. Since a Security may be placed on the Restricted List for a number of reasons, no inferences should be drawn concerning a company or its Securities due to its inclusion on such list.

A Security will be removed from the Restricted List at the request of the person who initiated placement on the list, usually when the Adviser’s involvement in the transaction relating to the Security has ended.

(b)	Implementation and Monitoring. Compliance t is responsible for placing or removing a Security from the Restricted List and has the ultimate responsibility for maintaining the Restricted List.

IV.	Associated Policies

•	Code of Conduct

•	Personal Securities Transaction Policy

•	Outside Business activities

•	Use and Misuse of Public Information

V.	Governing Regulatory Statute

•	Section 10(b) of the Exchange Act

•	Regulation S-P

VI.	Books and Records Requirement

•	Rule 204-2 of the Investment Advisers Act of 1940

Code of Ethics

AIG Asset Management (U.S.), LLC

APPENDIX A - DEFINITIONS

Access Person: For the purpose of this Code, all employees of AMG advisers listed in Appendix B (collectively, the “Adviser”) are Access Persons. This includes staff members who have responsibilities for investment-related activities within affiliated companies of AIG.

Note: For purposes of this Code, a prohibition or requirement applicable to any Access Person applies also to transactions in Securities for any account for which the Access Person or a Household Member has control and/or a Beneficial Ownership.

Advisory Client: An entity that has signed an agreement with the Adviser for the provision of discretionary or non-discretionary investment management services.

Beneficial Ownership: A direct or indirect Pecuniary Interest in the accounts and/or Securities that an Access Person has or shares.

Note: Access Persons should consult the Compliance Department if in doubt as to whether he/she has Beneficial Ownership.

Closed End Fund: Type of fund that has a fixed number of shares usually listed on a major stock exchange. Unlike open-ended mutual funds, closed end funds do not issue and redeem shares on a continuous basis.

Disinterested Director/Non-Employee Investment Committee Personnel: A director of any Fund managed by the Adviser who is not in the position to influence the operations of an Advisory Client. Disinterested Directors are currently not subject to the requirements of this Code.

Entertainment: An event where a business contact, counterparty or vendor is present with the employee and where business matters can be discussed.

Exchange Traded Funds (ETF): In general, fund that tracks an index, but can be traded like a stock. Unlike traditional mutual funds, shares of an ETF may be purchased and redeemed directly from the ETF only in large blocks (typically 50,000 shares or more). Investors can do just about anything with an ETF that they can do with a normal stock, such as short selling. Because ETFs are traded on stock exchanges, they can be bought and sold at any time during the day (unlike most mutual funds).

Fund: Registered open-end and closed-end investment companies or commingled vehicles advised or sub-advised by the Adviser.

Gift: Anything of value that is received and/or offered from/to a business contact, vendor or counterparty.

Household Member: A member of an Access Person’s family and/or legal dependent that shares the same residence as the Access Person.

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AIG Asset Management (U.S.), LLC

Investment Personnel: Any employee entrusted with the direct responsibility and authority, either alone or as part of a co-manager team or group, to make investment decisions affecting an Advisory Client’s investment plans and interests, as well as other personnel, such as research analysts, trading personnel, individuals who provide information or advice to portfolio managers and those individuals who execute portfolio manager decisions.

Pecuniary Interest: The opportunity to profit directly or indirectly or share in any profit.

Private Placement: The sale of a security in a private offering in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Protegent PTA: A web based application used by Access Persons to submit the forms, reports and certifications required by this Code. Access Persons must, whenever possible, use Protegent PTA to comply with the reporting requirements of this Code. However, in cases where an Access Person does not have access to the system, the Access Person must receive written approval from the Compliance Department prior to submitting any required forms, reports or certifications manually.

Securities: Any note, stock (including ADRs, EDRs, and GDRs), treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription transferable share, investment contract, voting-trust certificate, futures contracts and options traded on a commodities exchange, including: currency futures; fractional undivided interest in oil, gas, or other mineral rights; any put, call, straddle, option or privilege on any security or on any group or index of Securities (including any interest therein or based on the value thereof); or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or; in general, any interest or instrument commonly known as a security or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

For the purposes of the Code, commodities are not considered Securities. Nonetheless, futures and options on any group or index of Securities are considered Securities.

Code of Ethics

AIG Asset Management (U.S.), LLC

APPENDIX B - LIST OF ADVISERS

•	AIG Global Investment Corp.

•	AIG Global Investment Corp. (Canada)

•	AIG Global Investment Corp. (Latin America) S.A.

•	Brazos Capital Management, L.P.

Code of Ethics

AIG Asset Management (U.S.), LLC

Original Issue Date:	2009

Approver:	Joseph Guarino

Owner:	AIG Asset Management U.S. Compliance

Contact Person:	Charles Durham

Policy Number:	10.8.038

Last Revision Date:	August 24, 2009

Next Review Date:	August 31, 2010

Version:	1 - 10

I.	Introduction

This document sets forth the policies and procedures (“Policies and Procedures”) to be followed by AIG Asset Management (U.S.), LLC (the “Adviser” or “AMG”) in order to:

(1)	identify potential conflicts of interest relating to actively managed accounts in which the Adviser has an ownership and/or a greater pecuniary interest over those actively managed accounts in which the Adviser has no ownership and/or a lesser pecuniary interest;

(2)	prevent the Adviser and its personnel from inappropriately favoring accounts;

(3)	detect potential violations of these Policies and Procedures;

(4)	provide a process to review requests for waivers; and

(5)	promptly resolve any actual violations detected.

These Policies and Procedures do not apply to accounts of non-advisory clients3. However, all personnel of the Adviser are strictly prohibited from inappropriately favoring unmanaged accounts at the expense of client accounts under any circumstances.

[3]

Examples of non-advisory clients include (a) proprietary accounts of the Adviser and its affiliates for which the Adviser does not otherwise have an investment advisory (or sub-advisory) relationship, (b) accounts of clients for which the Adviser only provides limited trading services and does not otherwise have an investment advisory (or sub-advisory) relationship, and (c) accounts over which the Adviser’s employees have a beneficial interest (as defined in the Adviser’s Code of Ethics) and for which the Adviser does not otherwise have an investment advisory (or sub-advisory) relationship.

Code of Ethics

AIG Asset Management (U.S.), LLC

II.	Policy Statement

It is the policy of the Adviser to:

(1)	identify all potential conflicts of interest between the Adviser and its clients that may affect its clients; and

(2)	treat all clients and accounts fairly and equitably in resolving potential and actual conflicts of interest relating to investments made on behalf of, and trading strategies relating to, their clients.

III.	Procedures

A.	Ability of Portfolio Managers, Analysts and Traders to Communicate Investment Research

Portfolio managers, analysts and traders of the Adviser may discuss and share research and other company specific information with each other, whether within or across portfolio management teams, provided that certain limitations are observed, as discussed more fully below.

B.	Conflicting Investment and Trading Strategies

(i) Prohibited Trades

Unless there is an applicable exemption referenced below, a portfolio management team may not engage in the following transactions:

•

Short Sales — Intentionally cause an account to “short” an investment[4] held by any other account, if that team has actual knowledge[5] that another account (including any mutual fund) currently has a “long” position that it is planning to divest in the same investment; or

•

Inverse Performance Characteristics — Cause an account to otherwise make an investment if, in determining to make or in making such investment, the portfolio management team expects the proposed position regarding the investment essentially to perform inversely to a position actually known by the team to be held in the same investment by one or more other client accounts (including any mutual fund)[6].

[4]

All references to a type of position (e.g., “long” or “short”) in an investment in these Policies and Procedures apply to all synthetic or economically equivalent methods of achieving the same type of exposure or investment. In addition, all references to the “same investment” or “same position” include all synthetic or economically equivalent methods of achieving the same type of exposure or investment.

[5]

“Actual knowledge” that a team is about to sell a security is not deemed to be present solely because an analyst has provided a negative report about the securities or the team has made a general negative statement about the security.

[6]

Nothing in these Policies and Procedures is intended to prohibit a portfolio management team from taking positions that have inverse performance characteristics in the same portfolio in order to reduce exposure.

Code of Ethics

AIG Asset Management (U.S.), LLC

Exemptions to Prohibited Trading Restrictions

The foregoing prohibitions do not apply to:

•	Index accounts

•	Securities held in any client accounts passively managed in an index-type strategy

•	Un-managed accounts

•	Any accounts or portions thereof over which the Adviser does not have any investment management oversight responsibilities

•

Any hedging transaction involving an ETF or a broad-based index. For example, a portfolio manager of an account may cause the account to short options on a broad-based index or an ETF that is also held long by another client.

Waivers

The Investment Conflict Committee (“Committee”) may determine to provide a waiver for any activity that is in technical violation of these Policies and Procedures, but that:

•	is not likely to have a material adverse impact on any client accounts, and

•	in the case of a proposed investment or trade, is not intended to achieve its desired performance objectives by taking advantage of any known client positions or intended client transactions.

For example, if an account takes a relatively small short position in the common stock of a large, publicly traded company (such as a company in the S&P 500), the position is unlikely to have an adverse impact on the value of any other account’s long positions in that company or be impacted by the fact that one or more other accounts own long positions.

Waivers will be documented in writing and maintained in the Committee’s files. A copy of any waiver will also be made available to the Chief Compliance Officer (“CCO”) of the Adviser.

Other Prohibited Activities and Compliance Procedures

Other Prohibited Activities

It shall be prohibited for anyone acting on behalf of the Adviser to engage in or encourage any of the following activities:

•	Cherry Picking

•	Cherry picking can be defined as selecting what are perceived to be the best investments for one or more accounts in a way that is intended to favor such accounts over other accounts. It is currently

Code of Ethics

AIG Asset Management (U.S.), LLC

expected that certain accounts will principally acquire long positions in equity securities already held, or being simultaneously acquired, by other client accounts. To the extent a long position in an equity security is being created in such an account in a company not held in (or being acquired for) other client accounts, the trades tickets involving the creation of such long positions will note the rationale for the trade – such as, for example, the trade is intended to hedge a particular short position of the account;

•	Sequencing

•	Sequencing trades with the intent of favoring one or more accounts over other accounts;

•	Unfair Allocations

•	Allocating trades, including those involving scarce investment opportunities, in a manner designed to favor one or more accounts over other accounts;16

•	Unfair Aggregations of Trades

•	Aggregating trades in a manner intended to favor one or more accounts over other accounts;[7]

•	Inappropriate Cross-Trades

•	“Cross-trading” securities between accounts in a manner designed to favor one or more accounts over other accounts;[8] and

•	Other Inappropriate Activities

•	Otherwise engaging in activities that are designed or that have the effect of improperly favoring one or more accounts over other accounts.[9]

Compliance with Other Compliance Policies and Procedures

It is critical to the success of the compliance program of AMG that all portfolio management teams of the Adviser recognize that compliance with these Policies and Procedures does not relieve them from compliance with other applicable compliance policies and procedures set forth in the AMG Compliance Manual, nor does compliance with these Policies and Procedures provide evidence of compliance with such other applicable policies and procedures. In this regard, all portfolio management teams should pay close attention to all policies and procedures set forth in the AMG Compliance Manual.

[7]	See AMG’s Compliance Manual regarding trading procedures for actively managed accounts.

[8]	See the cross trading policies and procedures in the AMG Compliance Manual.

[9]

Although some forms of differential treatment may not favor one account over another, these Policies and Procedures should be read to prohibit all forms of differential treatment among accounts where the difference does not have a valid and appropriate purpose (e.g., materially differential valuations of identical investments among different accounts would normally be prohibited by these Policies and Procedures).

Code of Ethics

AIG Asset Management (U.S.), LLC

Role of the Trading Desks

The trading desks and the fixed income sector managers shall generally monitor all trades placed through them to seek to detect potential violations of these Policies and Procedures. If any member of the team believes that trades or patterns of trading may violate these Policies and Procedures, he or she must immediately notify the Adviser’s CCO and/or a senior member of the Adviser’s Legal and Compliance department in order to determine what course of action should be taken to review and/or resolve the matter.

Role of Compliance Department

The Compliance Department will be responsible for the activities described below.

Pre-Trade Compliance

Implement and oversee functionality in the Charles River system, which will conduct an automated pre-trade compliance review of all requested “short” investments in order to seek to prevent the execution of any such investments that would appear to be in violation of these Policies and Procedures. Trades that are blocked by the system but which the portfolio manager of the account nonetheless believes to be appropriate and consistent with the intent and purpose of these Policies and Procedures will be brought to the attention of the Committee to determine whether a waiver is appropriate;

Pre-Trade Planning

Work with the Adviser’s portfolio management teams to determine whether a particular trade or activity is in violation of these Policies and Procedures;

Review Questionable Trades

Work with the equity trading desk and fixed income sector managers to assist in determining the appropriate course of action when the trading desk or a sector manager detects potentially prohibited trading;

Issue Resolution

Assist the Committee in resolving those matters that are brought before it; and

Periodic Reviews

Conduct a periodic (generally on a quarterly basis) review of a representative sample of portfolio holdings and trading activity to monitor whether the investment process and trading strategies of the Adviser are operating in compliance with these Policies and Procedures. The results of such reviews shall be provided to the Committee and the Adviser’s CCO.

Code of Ethics

AIG Asset Management (U.S.), LLC

Investment Conflict Committee

Composition

The Committee shall consist of each of the voting members of the Risk Committee of the Adviser, as such membership may be amended from time to time.

Call to Meeting, Quorum, Operation

Any member of the Committee shall have the authority to call a meeting of the Committee with as much or little notice as the member deems appropriate given the circumstances. The Committee shall meet as soon as practical following any request for a meeting. The Committee also shall meet at least quarterly to discuss the operation of these Policies and Procedures. A quorum of the Committee shall consist of two members, however a single member may constitute a quorum and act on behalf of the Committee if there is no other member of the Committee who is reasonably available and the subject matter of the proposed meeting must be resolved before an additional member of the Committee is expected to become available. A majority of a quorum of Investment Conflict Committee members shall have the authority to act on behalf of the Committee.

Duties

The Committee shall have the responsibility of resolving all issues rose under these Policies and Procedures. The Committee also shall have the responsibility of working with the Compliance Department to determine whether problematic conduct by personnel of the Adviser necessitates amendment to these Policies and Procedures.

Powers

The Committee shall have all powers of the Adviser necessary to resolve any matters rose under these Policies and Procedures, including the power to grant waivers.

Records

Minutes of the meetings of the Committee and any waivers granted shall be maintained to appropriately record its decisions.

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AIG Asset Management (U.S.), LLC

Infractions of the Policies and Procedures

The Committee, with the input and approval of the Adviser’s CCO, shall have authority to punish violations of these Policies and Procedures by sanctions up to and including termination of employment.

IV.	Associated Policies

Code of Ethics Policy

Trade Aggregation and Allocation Policy

Investment Guidelines and Restrictions Policy

V.	Governing Regulatory Statute

The Investment Advisers Act of 1940

VI.	Books and Records Requirement

Section 204 of the Investment Advisers Act of 1940

Code of Ethics

AIG Asset Management (U.S.), LLC

Original Issue Date:	2009

Approver:	Joseph Guarino

Owner:	AIG Asset Management U.S. Compliance

Contact Person:	Iris Clay

Policy Number:	10.8.039

Last Revision Date:	August 30, 2009

Next Review Date:	August 30, 2010

Version:	1 - 10

I.	Introduction

Given the nature of AIG Asset Management (U.S.), LLC (“AMG”) business, AMG’s duties to its clients and equity owners, and the role of investment and financial advisory professionals generally, Access Persons who engage in Outside Business Activities may face numerous and significant potential conflicts of interest. The AIG Code of Conduct through this policy governs Outside Business Activities of AIG employees, including all Access Persons. This policy supplements the AIG Code of Conduct by requiring certain additional policies and procedures that are applicable to AMG Access Persons only.

“Outside Business Activities” include, but are not limited to, service as a partner, officer, director, owner or trustee of, or an employee or consultant to, a corporation, partnership, limited liability company, association or other organization that is not owned, in whole or in part, or otherwise affiliated with AIG.

II.	Policy Statement

It is the policy of AMG that outside business activities shall not represent a conflict of interest between AMG and its clients.

1.	Requirements Applicable to All Outside Business Activities. Prior to pursuing any such Outside Business Activities, Access Persons must:

•	receive written approval from the Compliance Department;

•	complete the Outside Business Activities form found on Protegent PTA (the form can be found in the drop down menu under “Disclosures”); and

•	if the Outside Business Activity includes service on a Board of Directors or similar body, receive written approval from the Access Person’s supervising Managing Director or Department Head;

•	if the Outside Business Activity includes service on a Board of Directors or similar body, obtain the Acknowledgment and Waiver Letter described below.

Code of Ethics

AIG Asset Management (U.S.), LLC

Copies of approval are required to be transmitted to the AIG Legal Department.

2.	Service on Outside Boards. The Compliance Department will determine procedures to prevent the misuse of material, nonpublic information which may be acquired through outside Board service, as well as other procedures or investment restrictions which may be required to prevent actual or potential conflicts of interest.

In addition to the requirements generally applicable to Outside Business Activities, prior to accepting appointment to an outside Board, the corporation or other entity which the outside Board governs must provide the Access Person with written assurances (an “Acknowledgment and Waiver Letter”) regarding potential conflicts that may arise from time to time. The Acknowledgement and Waiver Letter should include an acknowledgement by the company that potential conflicts may exist, that the Access Person will resolve those conflicts in favor of AIG, and that the Company has waived any such conflicts. A form of Acknowledgement and Waiver Letter is attached to this document as Appendix A.

In addition to complying with the policies and procedures set forth in the AIG Code of Conduct and in this Code, Access Persons must be vigilant in identifying and managing the potential conflicts of interest that may arise by virtue of their service on outside Boards. Depending on the circumstances, these conflicts may require the Access Person to recuse him- or herself from deliberations of the Board. In some cases, it may be necessary to resign from the Board entirely. Access Persons should seek guidance from the AMG Legal Department as to how these potential conflicts may be best addressed.

3.	Indemnification of Directors. Access Persons who agree to serve on outside Boards should be aware that the protections afforded to them under the entity’s by-laws may be insufficient, and that a separate indemnification agreement may be advisable. See the Article - Directors Need Individual Indemnity, available on the Legal & Compliance Sharepoint site under “Policies” for a discussion of this issue, and consult counsel to the Board if you have any questions about the protections afforded to directors and officers.

4.	Insolvent companies. Access Persons should also be aware that corporations that are insolvent may present particular legal challenges for officials and directors, including expansion of fiduciary duties to include the corporation’s creditors as well as its shareholders. The case law relating to duties of directors of insolvent corporations is unsettled, and may vary considerably from jurisdiction to jurisdiction. Access Persons serving on an outside Board that becomes insolvent or enters or may enter the vicinity of insolvency should seek legal guidance promptly from the Board’s legal counsel.

5.	Further reading. Access Persons serving or contemplating serving on an outside board are encouraged to review the report of the National Association of Corporate Directors entitled Director Liability: Myths, Realities, And Prevention available on the Legal & Compliance Sharepoint site under “Policies”, or through the following link: NACD Materials.

Code of Ethics

AIG Asset Management (U.S.), LLC

6.	Exceptions. The term “Outside Business Activities”, generally is not intended to include service to any (i) civic, charitable or religious organization (such as an organization that would be exempt from federal income tax under Section 501(c)(3) of the Internal Revenue Code) or (ii) organization that is a personal holding company. A “personal holding company” is an entity that:

•	is wholly-owned by the Access Person and/or members of the Access Person’s immediate family;

•	is used solely for the Access Person’s personal investments;

•	is not actively managed;

•	does not have any dealings with AIG or any of its affiliates; and

•	does not compete with AIG or any of its affiliates.

The approvals required for Outside Business Activities are not required for activities relating to those exempted organizations. However, these activities must be reported on PTA. For example, an Access Person would not need to seek approval to serve on the board of a local charity. However, the Access Person would be required to report this activity on PTA.

Individuals who are registered representatives with AIG Equity Sales Corp. are also subject to the approval and reporting requirements enumerated in the AIG Equity Sales Corp. Manual.

III.	Associated Policies

•	AIG Code of Conduct

•	Personal Securities Transactions

•	Use and Misuse of Nonpublic Information

•	Policy on Information Barriers

Code of Ethics

AIG Asset Management (U.S.), LLC

APPENDIX A — ACKNOWLEDGEMENT AND WAIVER

BY FIRST CLASS MAIL

[Date]

[Address]

Acknowledgement and Waiver

Dear [Board Member]:

This letter will confirm the understanding between [            ] (the “Company”) and you regarding certain matters relating to your service on the Board of Directors of the Company (the “Board”).

The Company has been informed by you that you are employed by a member company of Asset Management Group (AMG), which provides investment advisory, financial and other related services to a range of clients, including clients affiliated with American International Group, Inc. (together with its direct and indirect subsidiaries, “AIG”), as well as clients that are not affiliated with AIG. In that regard, you may owe certain fiduciary and other duties to such clients, to AIG and to AMG (collectively, the “AIG Parties”). From time to time, these duties may conflict with your duties to the Company, its shareholders or the Board (the “Company Parties”) that may arise as a member of the Board.

To the extent permitted under applicable law, the Company hereby waives any conflicts arising from your duties to the AIG Parties. Without in any way limiting the foregoing, the Company acknowledges and agrees that (i) you will resolve any such conflict in all respects in favor of the relevant AIG Parties; (ii) such conflicts from time to time may cause you to recuse yourself from deliberations of the Board or any of its committees, or to withdraw from the Board; and (iii) you will be under no obligation or duty to the Company Parties (or any of them) with respect to business opportunities that you become aware of other than in connection with your service on the Board, including, without limitation, any such opportunities that you become aware of in connection with your employment by AMG.

The Company acknowledges that you are serving on the Board strictly in your individual capacity and not as an agent or designee of any AIG Party.

To the extent practicable, the Company and the Board will undertake to inform you of any conflicts that exist or that may arise from time to time between the Company Parties, on one hand, and the AIG Parties, on the other hand.

Nothing in this letter is intended, nor shall it be deemed, in any way to limit any indemnity, release, exculpation or similar rights and protections to which you are entitled under applicable law, the Company’s organizational documents or any other agreement or instrument.

Code of Ethics

AIG Asset Management (U.S.), LLC

Very truly yours,

[NAME OF THE COMPANY]

By:	[Authorized Officer of the Company]
Name:
Title:

and

By:	[Chairman of the Board of Directors]
Name:
Title:

Code of Ethics

AIG Asset Management (U.S.), LLC

1. Original Issue Date:	1. 2009

2. Approver:	2. Joseph Guarino

3. Owner:	3. AIG Asset Management U.S. Compliance

4. Contact Person:	4. Iris Clay

5. Policy Number:	5. 10.8.040

6. Last Revision Date:	6. August 24, 2009

7. Next Review Date:	7. August 31, 2010

8. Version:	8. 1 - 10

I.	Introduction

AIG Asset Management (U.S.), LLC (“AMG”) believes that the investment and business activities of its Access Persons (as defined in Appendix A) should not be categorically prohibited or discouraged. Nonetheless, the nature of the Adviser’s fiduciary obligations requires some restrictions on Access Persons’ activities, both in their individual capacity and in their capacity as employees, and the activities of their respective Household Members.

II.	Policy

Access Persons may not knowingly engage in the purchase or sale of a Security (other than a Security described in Part A.1., or A.2., below) within seven (7) calendar days before and after the transaction:10

(1)	is being considered for purchase or sale by an Advisory Client, or

(2)	is being purchased or sold by an Advisory Client.

It is the policy of AMG that all employees defined as an Access Person pre-clear and report their transactions as follows:

A. CIRCUMSTANCES REQUIRING PRE-CLEARANCE

All Access Persons must obtain pre-clearance from the Compliance Department prior to purchasing or selling a Security that is not otherwise exempt from the pre-clearance requirements (see B.1. and B.2., below).

a.

Approval Process: Access Persons must request Pre-clearance electronically, using Protegent PTA[11]. Pre-clearance approval is granted if the purchase or sale complies with this Code and the foregoing restrictions.

[10]	This blackout period does not apply to securities that are being traded by any AMG Index Fund, or quasi index fund holdings.

[11]

Protegent PTA has been rolled out to most of the regions worldwide. Those regions that do not have the system can manually submit a pre-clearance request. Compliance may approve exceptions on a case-by-case basis.

Code of Ethics

AIG Asset Management (U.S.), LLC

b.	Pre-clearance Approval: Once received, Pre-clearance approval is valid for the day the pre-clearance is submitted and the next business day (the “Approval Period”). An order that is not executed within the Approval Period must be re-submitted for Pre-clearance approval. Approval for a private placement purchase is valid until the closing of the private placement transaction.

Initial Public Offerings (“IPOs”)

Access Persons must obtain prior written approval from the Compliance Department and his/her supervising Managing Director prior to purchasing an IPO.

Private Placements

Access Persons must obtain prior written approval from the Compliance Department and a supervising Managing Director before acquiring Beneficial Ownership of any Securities in a Private Placement. Access persons must supply to Compliance copies of any private placement memorandum, subscription documents, offer sheets, term sheets or other written documentation pertaining to the deal. Approval will be given only if it is determined that the investment opportunity should not be reserved for Advisory Clients and that the opportunity to invest has not been offered to the Access Person by virtue of his/her position with AMG.

Access Persons must disclose investments in a Private Placement if an investment in the issuer of the Private Placement is being considered for an Advisory Client and the Access Person is involved in the decision making process. A decision to make such an investment must be independently reviewed by the Access Person’s manager or a Managing Director who does not have Beneficial Ownership of any Securities of the issuer.

Short-Term Trading

Access Persons are prohibited from realizing profits from selling a Security that has been held for less than 60 days. In addition, Access Persons are prohibited from realizing profits from closing a short position within 60 days of opening the position.

Code of Ethics

AIG Asset Management (U.S.), LLC

There are a few exceptions to this prohibition. The following securities do not have to be held for 60 days:

(1)	Securities listed under B.1. below;

(2)	ETFs, futures and options on ETFs;

(3)	Covered call options that expire within 60 days, only if the underlying security will be held in excess of 60 days at expiration of the covered call;

(4)	Non-volitional margin calls (employees receiving margin calls that result in hardship should contact their local Compliance department);

(5)	AIG shares purchased via the Employee Stock Purchase Plan (shares purchased on the open market remain subject to the short-term trading restriction above);

(6)	AIG shares acquired through the exercise of options received from AIG;

(7)	AIG shares received as part of the Restricted Stock Unit Program;

(8)	Hardship exemptions, which may be approved by the Compliance Department in extreme circumstances; and

(9)	Any other special exemption approved by Compliance prior to the profit being realized. Hardship exemptions and special exemptions must be approved in advance of the short-term trading. Please contact the Compliance Department with any questions.

The Compliance Department will monitor short-term trading and address any abuses of short-term trading profits on a case-by-case basis. If an abuse is discovered, Access Persons will be required to disgorge any profits realized on personal trades executed within the 60 days. Day trading by Access Persons is strictly prohibited.

Personal trading in unusually high frequency is discouraged. The Compliance Department may contact any Access Person and/or his/her supervisor deemed to be trading with excessive frequency.

Market Timing

Market timing is the short-term trading in and out of U.S. registered investment companies, generally those that are focused on non-U.S. investments using information that is publicly known but not yet reflected in the share price. Furthermore, more sophisticated market timers have taken advantage of disparities between the last quoted prices of a Fund’s underlying portfolio Securities and potentially inaccurate fair-valuing of those Securities. Market timing by Access Persons is strictly prohibited whether or not the market timing relates to products advised or sub-advised by the Adviser.

Code of Ethics

AIG Asset Management (U.S.), LLC

Gifting of Securities

The gifting of Securities is permitted without pre-clearance. Nonetheless, these transactions must be disclosed in Protegent PTA and reported on the Access Person’s Quarterly Transactions Certification.

B. CIRCUMSTANCES THAT DO NOT REQUIRE PRE-CLEARANCE

1.	Securities that you do not have to pre-clear and are not required to be reported:

The following are Securities that do not have to be pre-cleared or reported to the Compliance Department and do not otherwise violate the short-term trading restrictions described in the Short-term Trading section above.

i.	Securities that are the direct obligations of the U.S. and foreign governments (e.g., U.S. Treasury obligations);

ii.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

Note: High quality short-term debt instruments are interpreted to mean any instrument that has a maturity at issuance of less than 366 days and is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

iii.	Shares of unaffiliated registered open-end investment companies.

iv.	Any transactions and/or holdings in Securities in an account over which an Access Person has no direct or indirect influence, control or knowledge (e.g., a blind trust/non-discretionary account. An Access Person must notify the Compliance Department of the establishment of such an account, provide a copy of the written agreement delegating discretionary authority and the Compliance Department must receive duplicate statements); and

v.	Transactions within the AIG Retirement Plan, including affiliated funds. This also applies to retirement plans of Household Members.

Code of Ethics

AIG Asset Management (U.S.), LLC

2.	Securities that do not have to be pre-cleared but are subject to reporting:

The following are Securities that do not have to be pre-cleared but are subject to the reporting requirements (i.e., reported on the Quarterly Transaction Certification) and are subject to the 60 day short-term trading limitation, unless otherwise noted:

Unless otherwise noted, the following transactions do not require pre-clearance but are subject to reporting:

1.	Transactions in affiliated mutual funds, excluding activity relating to 401(k) plans, the AIG Retirement Plan and 529 Plans.

2.	Purchases or sales of Securities that are not eligible for purchase or sale by Advisory Clients - for example, shares in closely held or family held companies. (Note: Not subject to the 60 day short-term trading limitation.)

3.	Purchases of Securities under automatic or dividend reinvestment plans. (Note: Not subject to the 60 day short-term trading limitation.)

4.	Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro-rata, to the extent they are issued with respect to Securities of which an Access Person has Beneficial Ownership. (Note: Not subject to the 60 day short-term trading limitation.)

5.	Acquisitions or dispositions of Securities as a result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which an Access Person has Beneficial Ownership. (Note: Not subject to the 60 day short-term trading limitation.)

6.	Acquisitions of Securities by the exercise of rights which are granted to borrowers/policyholders of financial institutions which apply for a public listing of their shares and offer “Free” shares to existing borrowers/policyholders.

7.	Purchases of American International Group, Inc. (“AIG”) common stock through AIG’s Employee Stock Purchase Plan. (Note: The 60 day short-term trading limitation does not apply.)

8.	Municipal bonds (general and revenue) issued by a state or local government entity.

9.	Transactions in ETFs. (Note: The 60 day short-term trading limitation does not apply.)

10.	Transactions in closed-end funds.

11.	Futures, options trading and spreadbetting on broad based indices, such as the S&P 500. (Note: The 60 day short-term limitation does not apply.)

12.	Securities designated on the pre-clearance List, which is available on the Protegent PTA home page. This exemption applies to purchases or sales of up to $100,000 face value of fixed income securities within a 7-day period; or up to 1,000 shares of common stock within a 7-day period.

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Securities are added to the Pre-clearance List on the basis that such transactions (i) are not potentially harmful to any Advisory Client’s interest since they would be unlikely to affect a highly institutional market, and (ii) are clearly not related economically to the Securities to be purchased, sold or held by an Advisory Client, because of the circumstances of the proposed transaction, and (iii) will not cause you to gain improperly a personal profit as a result of your relationship with an Advisory Client. The most recent Pre-clearance List is also located on the Compliance intranet site: Pre-clearance List.

C. REPORTING

1.	Disclosure of Holdings and Accounts

All Access Persons must disclose to the Chief Compliance Officer or other designated persons, all brokerage accounts and any Securities, futures, options, collective schemes, pooled funds or affiliated mutual fund accounts (i.e., Brazos, VALIC, SunAmerica) within 10 days of commencement of employment (such information must be current as of a date no more than 45 days prior to employment). If an Access Person subsequently opens a new account of which he/she has Beneficial Ownership and/or control (whether or not this account holds reportable Securities), the Access Person must notify the Compliance Department via Protegent PTA within 10 days following the opening of such account. Securities held in certificate form that are not held in street name must also be reported to the Compliance Department via Protegent PTA. All reports submitted to the Compliance Department will be treated as confidential.

Any Access Person who fails to report his/her holdings or the opening of a new brokerage account in accordance with this Code shall be deemed to be in violation of this Code.

2.	Annual Holdings Report

Access Persons must provide and certify on an annual basis, a report of their accounts and beneficial holdings within 30 days after the calendar year end.

The requirement to report holdings of affiliated funds does not apply to holdings in defined benefit or defined contribution plans including 401(k) plans, IRAs, AIG Retirement and 529 plans.

3.	Transactions for all Access Persons

Access Persons must arrange for the Compliance Department to receive, on a timely basis, duplicate copies of confirmations for all transactions in an account that is Beneficially Owned and/or controlled by such Access Person. Duplicate copies of periodic statements for the account also must be provided. Upon notification, the Compliance Department will request these documents directly from the broker-dealer identified by each Access Person.

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4.	Quarterly Transactions Certification

Access Persons are required, within 30 days after the calendar quarter, to complete a report of all transactions in Securities of which the Access Person had Beneficial Ownership and/or control (except for those Securities classified under Part B.). In accordance with best industry practices, Access Persons are expected to complete their quarterly certifications within 10 days of quarter end, absent exigent circumstances.

Access Persons must complete the report even if no reportable transactions occurred during the quarter.

D. TRADING IN AIG SECURITIES

Purchases and sales of AIG Securities on the open market are required to be pre-cleared and reported to the Compliance Department. To avoid any actual, potential or perceived conflict of interest, Access Persons may not engage in options transactions or short sales of AIG common stock, other than selling options received from AIG.

1)	Exercise of Stock Options/Employee Stock Option Plan/Restricted Stock Units:

a)	Options received, but not exercised, as part of an employee’s compensation package are not required to be reported to the Compliance Department;

b)	If an employee exercises an option and subsequently sells the shares, an employee must submit a pre-clearance request for such sale;

c)	If an employee receives shares as part of an Employee Stock Option Plan/Restricted Stock Unit Program, the shares must be reported in Protegent PTA within the quarter in which they are received (either when the broker receives the shares or when the employee receives the shares in physical form);

d)	Cashless exercise of options must be pre-cleared via Protegent PTA;

e)	Sales of Restricted Stock Units must be pre-cleared.

2)	Employee Stock Purchase Plan (“ESPP”)

The ESPP has been discontinued, but the following requirements apply to shares acquired through that program. Access Persons do not need to pre-clear their participation in the ESPP, but Access Persons are required to report to the Compliance Department via Protegent PTA the receipt of AIG shares when they are transferred from the company’s transfer agent into a brokerage account controlled by the employee or into an account in which the employee has Beneficial Interest. Additionally, Access Persons are required to pre-clear the sale of AIG stock acquired through the ESPP.

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3)	Options and Other Derivative Transactions

Access Persons are strictly prohibited from hedging and conducting derivative transactions in the securities of AIG Inc. and its subsidiaries (other than transactions in employee stock option and other securities granted or awarded by AIG). These transactions are characterized by short sales, “put” or “call” options, swaps, collars, or other similar derivative transactions. This prohibition is also included in the AIG, Inc. Code of Conduct. Violation of this restriction may result in termination of employment.

Blackout Periods. No Access Person may engage in any transaction in AIG securities during any special blackout period that the General Counsel, Secretary of the Company and Secretary to the Board, after consultation, shall jointly determine to be applicable to such Access Person. No Access Person may disclose to a third party that any special blackout period has been determined. The Company will announce a special blackout period by sending written notice, which may be by email, to all affected Access Persons.

Special Situations

Vice Presidents and Senior Officers of AIG Insurance Inc., are subject to the following:

Pre-Approval of Transactions in AIG Securities. Any transaction in AIG securities by a Director or a Designated Officer must be pre-approved. A request for pre-approval should be submitted to the General Counsel, Secretary of the Company or Secretary to the Board at least two trading days in advance of the proposed transaction. Upon receipt of a request for pre-approval, the General Counsel, Secretary of the Company and the Secretary to the Board shall jointly determine whether to permit the proposed transaction. The Company is under no obligation to approve a trade submitted for pre-approval and may determine not to permit the trade for any reason.

Window Periods. Any transaction by a Director or Designated Officer that has been pre-approved shall be effected only during the period of time designated for trading by the Company (“Window Periods”). Even during Window Periods, Directors and Designated Officers may not engage in any transaction in Company securities while in possession of any material, nonpublic information.

Window Periods will commence on the later of (i) one full trading day after the release of earnings for a particular fiscal quarter or year and (ii) four trading hours after any earnings conference call and continue until, in the case of a particular fiscal quarter, the close of regular way trading on June 15 for the first fiscal quarter, September 15 for the second fiscal quarter and December 15 for the third fiscal quarter, and, in the case of a particular fiscal year, the close of regular way trading on March 15 of the following year. If any such day is not a trading day, the Window Period will terminate on the trading day immediately preceding such day. (For example, assuming earnings were released on November 9 and an earnings call took place on November 10, ending at 9:30 am, the Window Period would commence at 1:30 pm on November 10 and terminate at the close of regular way trading on December 15 (or the immediately preceding trading day if December 15 is not a trading day.)

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AMG Employees

•	Business Unit Heads,

•	All employees of the Finance and Business Management, and

•	Any employee that has access to AMG financial results.

are subject to the following:

Window Periods: All transactions in AIG securities shall be effected only during Window Periods as defined above. Even during Window Periods, Access Persons may not engage in any transaction in AIG securities while in the possession of any material, nonpublic information.

Pre-Clearance: Transactions in AIG securities need to be pre-cleared in accordance to Section D. above.

III.	Associated Policies

•	American International Group Inc. Code of Conduct

•	American International Group, Inc. Insider Trading Policy

IV.	Governing Regulatory Statute

•	Rule 17j-1 of the Investment Company Act of 1940

•	Rule 204A-1 of the Investment Advisers Act of 1940

V.	Books and Records Requirement

•	Rule 204-2(a)(12) of the Investment Advisers Act of 1940

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APPENDIX A - DEFINITIONS

Access Person: For the purpose of this Code, all employees of AMG advisers listed in Appendix B (collectively, the “Adviser”) are Access Persons. This includes staff members who have responsibilities for investment-related activities within affiliated companies of AIG.

Note: For purposes of this Code, a prohibition or requirement applicable to any Access Person applies also to transactions in Securities for any account for which the Access Person or a Household Member has control and/or a Beneficial Ownership.

Advisory Client: An entity that has signed an agreement with the Adviser for the provision of discretionary or non-discretionary investment management services.

Beneficial Ownership: A direct or indirect Pecuniary Interest in the accounts and/or Securities that an Access Person has or shares.

Note: Access Persons should consult the Compliance Department if in doubt as to whether he/she has Beneficial Ownership.

Closed End Fund: Type of fund that has a fixed number of shares usually listed on a major stock exchange. Unlike open-ended mutual funds, closed end funds do not issue and redeem shares on a continuous basis.

Disinterested Director/Non-Employee Investment Committee Personnel: A director of any Fund managed by the Adviser who is not in the position to influence the operations of an Advisory Client. Disinterested Directors are currently not subject to the requirements of this Code.

Entertainment: An event where a business contact, counterparty or vendor is present with the employee and where business matters can be discussed.

Exchange Traded Funds (ETF): In general, fund that tracks an index, but can be traded like a stock. Unlike traditional mutual funds, shares of an ETF may be purchased and redeemed directly from the ETF only in large blocks (typically 50,000 shares or more). Investors can do just about anything with an ETF that they can do with a normal stock, such as short selling. Because ETFs are traded on stock exchanges, they can be bought and sold at any time during the day (unlike most mutual funds).

Fund: Registered open-end and closed-end investment companies or commingled vehicles advised or sub-advised by the Adviser.

Gift: Anything of value that is received and/or offered from/to a business contact, vendor or counterparty.

Household Member: A member of an Access Person’s family and/or legal dependent that shares the same residence as the Access Person.

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Investment Personnel: Any employee entrusted with the direct responsibility and authority, either alone or as part of a co-manager team or group, to make investment decisions affecting an Advisory Client’s investment plans and interests, as well as other personnel, such as research analysts, trading personnel, individuals who provide information or advice to portfolio managers and those individuals who execute portfolio manager decisions.

Pecuniary Interest: The opportunity to profit directly or indirectly or share in any profit.

Private Placement: The sale of a security in a private offering in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Protegent PTA: A web based application used by Access Persons to submit the forms, reports and certifications required by this Code. Access Persons must, whenever possible, use Protegent PTA to comply with the reporting requirements of this Code. However, in cases where an Access Person does not have access to the system, the Access Person must receive written approval from the Compliance Department prior to submitting any required forms, reports or certifications manually.

Securities: Any note, stock (including ADRs, EDRs, and GDRs), treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription transferable share, investment contract, voting-trust certificate, futures contracts and options traded on a commodities exchange, including: currency futures; fractional undivided interest in oil, gas, or other mineral rights; any put, call, straddle, option or privilege on any security or on any group or index of Securities (including any interest therein or based on the value thereof); or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or; in general, any interest or instrument commonly known as a security or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

For the purposes of the Code, commodities are not considered Securities. Nonetheless, futures and options on any group or index of Securities are considered Securities.

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APPENDIX B - LIST OF ADVISERS

•	AIG Global Investment Corp.

•	AIG Global Investment Corp. (Canada)

•	AIG Global Investment Corp. (Latin America) S.A.

•	Brazos Capital Management, L.P.

Code of Ethics

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1. Original Issue Date:	1. 2009

2. Approver:	2. Joseph Guarino

3. Owner:	3. AIG Asset Management U.S. Compliance

4. Contact Person:	4. Iris Clay

5. Business Sign Off:	5. James Roberts

6. Policy Number:	6. 10.8.041

7. Last Revision Date:	7. August 24, 2009

8. Next Review Date:	8. August 31, 2010

9. Version:	1. 1 - 10

I.	Introduction

Section 10(b) of the Exchange Act (as well as several other provisions of U.S. federal and state law) generally prohibits the misuse of material nonpublic information. Accordingly, AMG prohibits several types of behavior that fall under the general heading of misuse of nonpublic information, and requires compliance with certain policies and procedures to ensure that nonpublic information is not used by AMG or its employees in a manner that violates applicable law.

II.	Policy Statement

It is the policy of AIG Asset Management (U.S.), LLC (“AMG”) that its employees do not misuse, trade on, or pass along any material non public information.

A. Material Information

Material information generally is information that an investor would consider important in making his/her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company’s Securities. Material information does not have to relate directly to a company’s business.

Information is considered material if it relates to matters such as:

(1) dividend or earnings expectations;

(2) write-downs or write-offs of assets;

(3) proposals or agreements involving a joint venture, merger, acquisition, divestiture or leveraged buy-out;

(4) criminal indictments, civil litigation or government investigations;

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(5) substantial changes in accounting methods;

(6) major litigation developments;

(7) bankruptcy or insolvency; or

(8) public offerings or private sales of debt or equity securities.

Note: The above list of examples is non-exhaustive. Please contact the Legal & Compliance Department with any questions regarding the materiality of information.

Information provided by a company can be material because of its expected effect on a particular class of the company’s Securities, all of the company’s Securities, the Securities of another company or the Securities of several companies. This policy applies to all types of Securities, as well as any derivative instrument related to that Security.

B. Nonpublic Information

Information is nonpublic if it has not been made available to the general investing public through effective communication to the marketplace; such communication may occur, for example, by means of disclosure in a national business and financial wire service (e.g., Dow Jones, Bloomberg or Reuters), a national news service (AP), a national newspaper (e.g., The Wall Street Journal or The New York Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). Depending on the particular facts and circumstances concerning the information being disclosed, in particular the amount of data and/or complexity of the material disclosed, a period of time may need to elapse after the time of disclosure, in order for the information to be deemed to be nonpublic.

1.	Information Provided in Confidence. Occasionally, one or more Access Persons may receive nonpublic information regarding an issuer of Securities. This may arise in the context of a fiduciary relationship (for example, where confidential information is given to a person or entity in an advisory, consulting or agency context) or as a result of a commercial relationship (for example, where AMG has signed a non-disclosure agreement in order to receive confidential information for purposes of evaluating a proposed transaction). In these cases, the relevant Access Person(s), Adviser(s) or AMG generally may be deemed to be an insider and may become “restricted” from trading in the Securities of that issuer for so long as the information remains material and nonpublic.

2.	Information Disclosed in Breach of Duty. Even where there is no expectation of confidentiality, a person may have certain obligations upon receiving material, nonpublic information in circumstances where a person knows, or should know, that the information provider is disclosing information in breach of the fiduciary duty he/she owes the corporation and its shareholders. A prohibited personal benefit could include a present or future monetary gain, a benefit to one’s reputation, an expectation of quid pro quo from the recipient or the recipient’s employer by a gift of the inside information.

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A person may, depending on the circumstances, also become Restricted when he/she obtains material, nonpublic information by happenstance. This includes information derived from social institutions, business gatherings, overheard conversations, misplaced documents and tips from insiders or other third parties.

C. Guidance on Nonpublic Information

All Access Person who believe they may possess material nonpublic information must notify Compliance immediately. Compliance will determine if it is necessary to place the issuer’s Securities on the Restricted or Watch List. Any Access Person who is uncertain as to whether the information he/she possesses is material, nonpublic information should take the following steps immediately:

(1) Report the matter to the Compliance Department;

(2) Refrain from purchasing or selling the Securities on behalf of oneself or others, including Advisory Clients managed by the Access Person; and

(3) Refrain from communicating the information inside or outside the Adviser, other than to the Compliance Department.

The Compliance Department will instruct the Access Person on how to proceed.

D. Penalties for Misuse of Nonpublic Information

The penalties for misuse of nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to penalties even if he/she does not benefit personally from the violation.

E. Big Boy Letters

A “Big Boy Letter” is a written agreement in which one party (e.g., the buyer) agrees not to sue the other party (e.g., the seller) because of information one party has that might be material, nonpublic information. It is the policy of AMG that a big boy letter may not be used to permit a trade where AMG possesses material nonpublic information. Big boy letters are permissible, however, where the Legal Department has concluded that AMG does not possess material, nonpublic information. Big boy letters may also be permissible where AMG has made any nonpublic information that it possesses available to the trade counterparty prior to the trade (assuming AMG is not otherwise legally or contractually prohibited from doing so). In such cases, the big boy letter is intended to provide additional documentary support for AMG’ position in the case of future disputes.

F. Creditors Committees

AMG will sometimes manage client portfolios which own Securities that are stressed or distressed. In such circumstances, AMG may represent the clients who hold the distressed Securities on a “creditors committee.” Employees who serve on a creditors committee that is entitled to receive nonpublic information must notify Compliance

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immediately, so that the issuer of the distressed Securities may be placed on the Restricted List. Employees serving on a creditors committee may not enter into any agreements without the prior approval of the Legal Department. Participation on “official” creditors committees that are appointed in bankruptcy cases give rise to particular concerns, which are detailed in the Employees Serving on Official Creditor Committees in Chapter 11 Cases Policy.

G. Trading Restrictions, Reporting and Other Requirements

1.	No Access Person who possesses material, nonpublic information relating to the Adviser or any of its affiliates or subsidiaries, may buy or sell any Securities of the Adviser or engage in any other action to take advantage of, or pass on to others, such information.

2.	No Access Person who obtains material, nonpublic information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the securities laws, may buy or sell Securities of that company or otherwise take advantage of, or pass on to others, such information, whether for the account of such Access Person, a Client or any other person.

3.	With respect to closed-end funds managed by AMG, the Adviser generally may not purchase or sell shares of such funds for a Client Portfolio if the Adviser is in possession of nonpublic information about the fund that may have a material impact on its share price. AMG also may not purchase shares of any such fund for Registered Funds and ERISA Portfolios in the public offering of such funds.

4.	Information about trading, or the intention to trade, by the Adviser or its affiliates is proprietary information, and should be treated as material nonpublic information. Access Persons are strictly prohibited from personal trading in a security that they know AMG is going to trade (an activity sometimes referred to as “front-running”), or that the Adviser has just traded (an activity sometimes referred to as “scalping”).

5.	Access Persons shall submit reports concerning each Securities transaction and should verify their personal ownership of such Securities.

6.	Access Persons should not discuss any potentially material, nonpublic information concerning the Adviser or other companies except as specifically required in the performance of their duties.

7.	Any Access Person who joins a creditors committee must contact Compliance immediately if the committee is entitled to receive nonpublic information. An employee who proposes to seek appointment to an official creditors committee in a bankruptcy case must follow the procedures outlined in the Employees Serving on Official Creditor Committees in Chapter 11 Cases Policy.

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III.	Associated Policies

•	Code of Conduct

•	Personal Securities Transactions

•	Outside Business Activities

•	Policy on Information Barriers

IV.	Governing Regulatory Statute

•	Section 10(b) of the Exchange Act

V.	Books and Records Requirement

•	Section 204-2 of the Investment Advisers Act of 1940

Code of Ethics

AIG Asset Management (U.S.), LLC

1. Original Issue Date:	1. 2010

1. Approver:	2. Ed Holmes and James Roberts

1. Owner:	3. AIG Asset Management (U.S.) Legal

1. Contact Person:	4. Chérie Schaible

1. Policy Number:	5. 10.10.044

1. Last Revision Date:	6. March 9, 2010

1. Next Review Date:	7. March 9, 2011

1. Version:	8. 1 - 10

I.	Introduction

In a Chapter 11 case under the U.S. Bankruptcy Code, unsecured creditors are represented by one or more “official” creditor committees. The official committee is appointed by the Office of the United States Trustee12 and typically comprises the debtor’s seven largest unsecured creditors. The official committee often includes one or more bondholders that were involved in a pre-bankruptcy “ad hoc” bondholder committee.13

Once appointed, the official committee monitors the debtor and its operations, and is the primary unsecured creditor body responsible for negotiating a plan of reorganization with the debtor. The official committee also has standing to be heard on virtually any issue that comes before the court in a Chapter 11 case. Bankruptcy judges frequently solicit, and occasionally defer to, the views of the committee in assessing various forms of relief requested by a debtor during the case. While the official committee is in some respects “adverse” to the debtor, a well-advised debtor nonetheless works cooperatively with its committee on all material aspects of case administration, and often seeks committee approval before making significant business decisions or entering into transactions outside the ordinary course of business.

A committee member plays dual, and at times, conflicting roles: one as an individual unsecured creditor holding its own claim or claims, and one as a representative of all unsecured claimants, which may include unsecured bondholders, suppliers, employees, landlords and even customers. Such conflicts should not, and do not, prohibit

[12]	The Office of the United States Trustee, a division of the U.S. Department of Justice, is the governmental entity charged with policing the conduct of parties in bankruptcy cases.

[13]

Recent case law has blurred the lines between official and “ad hoc” committees, suggesting that even ad hoc committees may take on fiduciary duties to non-committee members. While we believe this line of cases to be incorrect and contrary to long-standing precedent, the principles set forth in this advisory may nevertheless be helpful as a guide to conduct on ad hoc committees as well as official committees.

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membership on a committee. However, care must be taken to ensure that individual interests do not unduly influence or otherwise interfere with the operation of the committee.

II.	Policy Statement

It is the policy of AMG to follow and comply with the Bankruptcy Code and its fiduciary responsibility when serving on creditor committees in Chapter 11 cases.

1.	Powers and Duties. The Bankruptcy Code and other applicable law confer broad powers, and impose various duties, on official committees and their members. Some of these powers and duties are enumerated in the Bankruptcy Code, while others have been recognized in case law or adopted from other bodies of law, including state business laws.

•

Powers. Under the Bankruptcy Code, committees are permitted to: (i) consult with the debtor in possession concerning the administration of the case; (ii) investigate the acts, conduct, assets, liabilities, financial condition and operation of the debtor’s business, and any other matter relevant to the debtor’s reorganization; (iii) participate in the formulation, negotiation and acceptance of a plan; (iv) request the appointment of a trustee; and (v) perform any other services that are in the interest of the class that the committee represents. In addition, committees can (and should) retain counsel and other professionals to advise and assist the committee. Fees of committee advisors are paid from assets of the debtor’s estate.

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Duties. As a counterbalance to their broad powers, official committees and their members must comply with certain fiduciary duties. These duties are owed to the entire class of creditors the committee represents – namely, all unsecured creditors.[14] In many instances these duties will overlap, but it is helpful to break them out into several categories:

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Care and Diligence. In deciding whether and how to exercise committee powers, members are required to deliberate and act in good faith, on an informed basis, after giving due consideration to all relevant facts. So long as committee members are disinterested and satisfy this duty, their decisions and actions will be entitled to the protections of the “business judgment rule”.[15] If a committee member is not “disinterested”, then its actions can be held to a higher standard, even if that member satisfies all the other prongs of the business judgment test.

[14]

Committee members do not owe fiduciary duties to individual creditors or the debtor. Nevertheless, the interests of unsecured creditors as a class are frequently aligned with the successful reorganization and continuing viability of a troubled debtor, for the benefit of all parties in interest generally.

[15]

Under the business judgment rule, committee actions are entitled to protection from challenges brought by other parties-in-interest, so long as the members (A) are disinterested, (B) act on an informed basis in making their decisions, (C) act in good faith and (D) act in the honest belief that the action taken is in the best interest of all unsecured creditors.

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•

Loyalty. Committee members must be loyal, trustworthy and free of conflicts that would prevent them from giving their undivided loyalty to the greater class of unsecured creditors. The duty of loyalty most frequently becomes an issue when a committee member is not “disinterested” – that is, when it holds or represents an interest that conflicts with the interests of unsecured creditors as a whole on a particular issue before the committee. This raises the possibility of real or perceived self-dealing on the part of the “interested” committee member. To be sure, in the typical bankruptcy case, almost every committee member will at some point have a conflicting interest of one kind or another.[16] The important distinction to be made is that a committee member may not use its position on the committee to advance its individual interests or to engage in self-dealing. Depending on the facts, recusal or resignation may be appropriate as conflicts arise.

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Exercise of Powers. Official committees are the primary defense against abuses of the Bankruptcy Code by overreaching or recalcitrant debtors, and so committees are obligated to exercise their powers when appropriate. Committees cannot sit idly by while the debtor is given free reign over the administration of its bankruptcy case. Put another way, vigilance is as important as diligence and loyalty – errors of omission can be just as harmful as improper actions.

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Confidentiality and Trading. Committee members and their retained professionals frequently receive material, nonpublic, competitively sensitive or otherwise secret information from the debtor. Depending on the nature of the information received, various obligations may arise. For example, receipt of material, nonpublic information concerning a debtor that has issued securities (whether public or private) gives rise to insider trading issues and will always require compliance with AMG policies regarding the receipt and use of such information.[17] In addition, information regarding trade secrets or the debtor’s business dealings could have significant repercussions if disclosed to the debtor’s competitors. For these and other reasons, and as a general matter, committee members should not disclose to any non-members any nonpublic information received from the debtor, unless internal counsel and committee counsel have approved such disclosure.

In addition, committee members may not trade in the securities of a debtor except in accordance with court-approved procedures and relevant securities laws. It must be stressed that, regardless of any such procedures or “comfort orders” approved by the bankruptcy court, in nearly every instance AMG’s internal policies and structure will preclude trading in a debtor’s securities if AMG is appointed to the official committee. Accordingly, before accepting a committee appointment, one should carefully consider AMG’s potential desire to trade such securities during the pendency of the Chapter 11 cases.

[16]

A commonly-occurring example of this conflict arises between the interests of trade creditors and bondholders on a committee. Even though trade claims and unsecured bond claims are theoretically entitled to similar treatment in a bankruptcy case, certain Bankruptcy Code provisions and various practical considerations often mandate a different result. Accordingly, the interests of one or more “subcategories” of unsecured creditors may diverge from those of other subcategories of unsecured creditors. It is appropriate under these circumstances for AMG to advocate and vote in a manner favorable to its own subcategory.

[17]	For more information in this topic, see the AMG Compliance Manual, Chapter 8 – “Use and Misuse of Non-Public Information”.

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It is worth noting that amendments to the Bankruptcy Code in 2005 added a provision which require official committees to share information with non-member unsecured creditors. While courts have yet to settle the tension between this duty and the confidentiality and securities law-related concerns noted above, at the beginning of a case counsel for the creditors committee will often file a motion to limit non-member unsecured creditor access to confidential and privileged information. Such motion seeks to clarify the duties of the creditors committee under the bankruptcy code, institute procedures for the committee to satisfy its statutory obligations to provide access to information to its constituent creditors or solicit and receive comments from its constitute creditors and institute procedures for the disclosure of confidential or privileged information to non-member unsecured creditors who request it. Individual committee members should refrain from making any unilateral disclosures, and follow the advice and guidance of counsel as to any required disclosures to be made by the committee.

2.	Protections and Penalties. As a matter of policy, the Bankruptcy Code seeks to encourage creditor participation in Chapter 11 cases. In furtherance of this policy, committee members enjoy various forms of protection against liability arising from their good faith participation on an official committee. However, prospective committee members should be aware of the limits of these protections and of the penalties for breaches of member duties.

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Qualified Immunity, Indemnification and Exculpation. Committee members have “qualified” immunity from liability for acts and omissions taken within the scope of their official duties. In order to overcome this immunity and hold the committee or any of its members liable, a prosecuting party must show either that the act constituted willful misconduct, or exceeded the scope of the member’s authority – a so-called “ultra vires” act. In addition, Chapter 11 reorganization plans, if confirmed, typically contain broad indemnification and exculpation provisions, which cover acts and omissions by committees and their members during the pendency of the Chapter 11 case.

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Penalties. A breach of a committee member’s duties may result in various penalties, the severity of which will depend on the nature and extent of the violation. These penalties may include (i) removal from the committee, (ii) “designation”, or invalidation, of the creditor’s vote on a reorganization plan, (iii) subordination of the creditor’s claim against the debtor’s estate and (iv) monetary penalties, including disgorgement of improperly received gains. In extreme cases, criminal penalties may apply.

Code of Ethics

AIG Asset Management (U.S.), LLC

Procedures

Approval; Notification. Prior to soliciting or accepting membership on any official committee appointed in a bankruptcy case, the prospective committee member must

(i)	Obtain the approval of the AMG Senior Managing Director – Public Fixed Income (with respect to public issuers) or the Senior Managing Director – Private Credits (with respect to private issuers) and the Senior Managing Director – Risk Management.

(ii)	Notify the AMG Legal Department and the head of the AMG Workouts Group.

With respect to unofficial, “ad hoc” bondholder committees formed in anticipation of, or as a result of, a workout or restructuring (whether in or out of court), the following parties should be notified as early as possible to ensure effective management of the business and legal complexities involved: (i) the Chief Credit Officer – Global Fixed Income, (ii) the head of the AMG Workouts Group and (iii) the AMG Legal Department.

Conflict Review. In order to ensure disinterestedness, the prospective committee representative should review with internal counsel any connections it has with the debtor, other than connections relating to AMG’s investment, such as: (i) ownership of any debt or equity securities of the debtor, (ii) connections with the debtor’s owners, affiliates, management or directors, and/or (iii) any significant customer or trade relationship with the debtor.

Legal Monitoring. Internal counsel should be kept apprised of committee business and case developments, participate on conference calls when possible, review any pleadings or other filings to be made on behalf of the committee, and review and comment on any other documents to be executed by committee members.

III.	Operating Procedures

Committee members must be diligent in fulfilling their duties and vigilant in avoiding potential conflicts. While committee members enjoy comprehensive protections against liability arising from their good faith participation on creditor committees, care should be taken to ensure that these protections remain available. The following is a non-exclusive list of do’s and don’ts:

DO:

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Participate in all committee meetings. Attend, and be well-prepared for, each meeting or conference call. Participate actively in committee business and deliberations. Arrange to have committee counsel brief you as soon as possible regarding any committee business transacted during a missed meeting.

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Stay informed about case developments. Become familiar with the debtor, its business and financial affairs, and its industry. Review closely all materials received in connection with the case, including materials circulated by committee counsel, financial advisors and other professionals.

Code of Ethics

AIG Asset Management (U.S.), LLC

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Recuse yourself if appropriate. If a committee decision or action directly and adversely conflicts with a specific AMG interest, then consider recusing yourself from voting on that issue or participating in relevant committee deliberations and obtain advice from the AMG Legal Department. For example, if AMG or one of its affiliates participates in a loan facility to be made to the debtor, and participation in the facility is not made available to all general unsecured creditors, AMG should recuse itself from a committee vote on the terms or appropriateness of the facility.

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Protect confidential information. Be aware of your obligations – whether arising from a confidentiality agreement, the duties discussed above, or both – to protect confidential information. Note that even information that is not “material” may nevertheless be confidential.

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Be responsive. Committee activities are frequently time-sensitive, due to court-mandated deadlines and the economic realities faced by distressed debtors. Accordingly, prompt attention to committee business and some flexibility with personal and business schedules is required.

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Involve the legal department. Bankruptcy proceedings, even those involving small companies, can be complex and time consuming. Make sure that internal counsel is available to review documents and pleadings, to participate in committee meetings and calls, and to advise generally regarding member responsibilities and case management.

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Ask questions when facts or issues are unclear. It is imperative that committee decisions are made on a fully-informed basis. If at any time the facts or analyses surrounding committee deliberations are unclear or incomplete, request clarification from committee counsel promptly.

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Insist that minutes of all meetings be kept by committee counsel. The Office of the United States Trustee has taken the position that minutes of committee meetings are required for all official committees. At a minimum, meeting minutes should include the date and venue of the meeting, a list of the participants, a description of the issues discussed, and any motions made, votes taken, or actions authorized following deliberations. Review all minutes when circulated and correct any inaccuracies. Maintain copies of all contemporaneously-taken notes in case they are needed to resolve disputes.

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Insist that the committee adopt clear, written by-laws. Acts taken outside the limits of a member’s authority – so-called “ultra vires” acts – may invalidate the member’s immunity with respect to such acts. A well-drafted set of by-laws mitigates this risk by clearly defining the limits of committee members’ authority.

DON’T:

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DON’T leak confidential information. Maintaining confidentiality of nonpublic information is the responsibility of every committee member. Leaking sensitive information – whether regarding the debtor, the

Code of Ethics

AIG Asset Management (U.S.), LLC

committee, the bankruptcy case or otherwise – undermines the bankruptcy process, may severely impair creditor recoveries and the debtor’s reorganization efforts, and may expose AMG to liability.

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DON’T trade on restricted information. Committee members, as a rule, have access to material, nonpublic information concerning the debtor. Of course, federal and state laws generally prohibit securities trading based on such information. In some bankruptcy cases, courts may enter orders permitting committee members to buy and sell securities issued by the debtor, so long as appropriate procedures are followed, including maintaining so-called “ethical walls”. However, these procedures can vary widely from case to case, and their effectiveness can be questionable. In any case, AMG employees serving on a committee must always comply with AMG’s information wall procedures. In most instances, AMG’s appointment to an official committee will preclude any trading in the debtor’s securities.

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DON’T take advantage of a member’s position on the committee to divert, or undermine, business opportunities that belong to the debtor or creditors as a class. Value that belongs to the debtor – whether in the form of business opportunities, assets, or otherwise – should remain with the debtor for the benefit of all creditors, in accordance with their respective claims and priorities. Diverting this value for the benefit of individual creditors undermines the fundamental purposes of the Bankruptcy Code, and may give rise to civil and criminal penalties. While AMG will rarely (if ever) be in a position to take advantage of its position on a committee in this way, members should monitor and report any such activity by others.

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DON’T improperly use committee power to obtain favored treatment. Creditor committees assume an active role in the formulation, negotiation and drafting of the reorganization plan. This role should never be used to provide for preferential treatment of a committee member’s claim at the expense of other creditors who are entitled to equal treatment.

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DON’T use committee member status to hire “favored” advisors. Committee advisors should be retained based solely on a dispassionate review of their individual merits in the context of each specific bankruptcy case. It is highly inappropriate to steer committee decisions in exchange for any quid pro quo from favored professionals.

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DON’T “bully” other committee members. Regardless of the size of its claim, no single member of a committee is entitled to more expansive voting power or other “special” powers unless those powers are specifically designated by appropriate committee action. Similarly, unless a committee power has been specifically delegated to a member or a subcommittee of members, all members should have the opportunity to be heard and participate in committee decisions and activities. The mere appearance of overbearing, manipulative or other inappropriate behavior could result in liability to AMG and the individual committee member.

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AIG Asset Management (U.S.), LLC

IV.	Associated Policies

Use and Misuse of Nonpublic Information

Information Barrier

Investment Conflicts of Interest

Personal Securities Transactions

Code of Ethics

V.	Governing Regulatory Statute

U.S. Bankruptcy Code